TAPServices, Inc.

Financial Statements

December 31, 2016 and 2015

and

Report of Independent Auditors

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

TAPServices, Inc.

We have audited the accompanying financial statements of TAPServices, Inc., which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of comprehensive income, statements of changes in capital deficiency, and statements of cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with United States generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TAPServices, Inc. as at December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

Emphasis of Matter

The Company has capital deficiency of ₱7.25 million and ₱17.00 million as at December 31, 2016 and 2015, respectively. This condition indicates a material uncertainty on the Company’s ability to continue as a going concern. The Company, however, is increasing its customer base to generate enough revenue to fund and sustain profitable operations. Moreover, the stockholders plan to increase its capitalization to address the Company’s financial requirements. We have performed the necessary audit procedures to evaluate the viability of these plans. However, the ability of the Company to continue as a going concern depends on the successful implementation of its plans.

Makati City, Philippines

April 6, 2017

TAPSERVICES, INC.

BALANCE SHEETS

	December 31
	2016	2015
ASSETS
Current Assets
Cash	₱536,440	₱36,538
Trade and other receivables (Note 3)	11,976,024	27,159,128
Inventories at cost	762,915	2,250,264
Other current assets (Note 4)	1,119,252	155,221
Total Current Assets	14,394,631	29,601,151
Noncurrent Assets
Property and equipment (Note 5)	4,721,051	2,588,928
Deferred income tax assets (Note 16; net of valuation allowance of ₱4,028,514 in 2016 and ₱4,224,543 in 2015)	–	–
Total Noncurrent Assets	4,721,051	2,588,928
TOTAL ASSETS	₱19,115,682	₱32,190,079

LIABILITIES AND CAPITAL DEFICIENCY
Current Liabilities
Trade and other payables (Note 6)	₱9,067,392	₱21,262,937
Current portions of:
Warranty liability (Note 7)	525,930	969,056
Long-term notes payable (Note 8)	778,894	675,388
Advances from related parties (Note 9)	11,037,845	18,699,945
Income tax payable (Note 16)	–	1,142,745
Total Current Liabilities	21,410,061	42,750,071
Noncurrent Liabilities
Noncurrent portions of:
Warranty liability (Note 7)	2,103,720	2,907,167
Long-term notes payable (Note 8)	471,428	1,287,427
Retirement benefit liability (Note 11)	2,384,782	2,244,731
Total Noncurrent Liabilities	4,959,930	6,439,325
Total Liabilities	26,369,991	49,189,396
Capital Deficiency (Note 1)
Capital stock - ₱100 par value
Authorized - 200,000 shares
Issued and outstanding - 89,294 shares and 1,250 shares in 2016 and 2015, respectively (Note 10)	8,929,400	125,000
Accumulated other comprehensive loss (Note 11)	(698,306)	(1,324,860)
Deficit	(15,485,403)	(15,799,457)
Total Capital Deficiency	(7,254,309)	(16,999,317)
TOTAL LIABILITIES AND CAPITAL DEFICIENCY	₱19,115,682	₱32,190,079

The accompanying notes are an integral part of the financial statements.

TAPSERVICES, INC.

STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31
	2016	2015
REVENUES
Sale of goods	₱6,158,206	₱60,952,150
Service income	37,050,124	31,166,801
	43,208,330	92,118,951
COST OF SALES AND SERVICES (Note 13)	35,476,393	79,895,654
GROSS PROFIT	7,731,937	12,223,297
OPERATING EXPENSES (Note 14)	(8,386,212)	(14,927,420)
INTEREST EXPENSE (Notes 8 and 9)	(165,600)	(159,564)
OTHER INCOME - Net (Note 15)	1,314,799	6,823,915
INCOME BEFORE INCOME TAX	494,924	3,960,228
PROVISION FOR INCOME TAX (Note 16)	180,870	3,575,014
NET INCOME	314,054	385,214
OTHER COMPREHENSIVE INCOME (Note 11)	626,554	9,096
TOTAL COMPREHENSIVE INCOME	₱940,608	₱394,310

The accompanying notes are an integral part of the financial statements.

TAPSERVICES, INC.

STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Capital Stock (Note 10)	Accumulated Other Comprehensive Loss	Deficit	Total
Balances at January 1, 2015	₱125,000	(₱1,333,956)	(₱16,184,671)	(₱17,393,627)
Net income	–	–	385,214	385,214
Other comprehensive loss (Note 11)	–	9,096	–	9,096
Balances at December 31, 2015	₱125,000	(₱1,324,860)	(₱15,799,457)	(₱16,999,317)
Balances at January 1, 2016	₱125,000	(₱1,324,860)	(₱15,799,457)	(₱16,999,317)
Conversion of deposits for future stock subscription (Note 10)	8,804,400	–	–	8,804,400
Net income	–	–	314,054	314,054
Other comprehensive income (Note 11)	–	626,554	–	626,554
Balances at December 31, 2016	₱8,929,400	(₱698,306)	(₱15,485,403)	(₱7,254,309)

The accompanying notes are an integral part of the financial statements.

TAPSERVICES, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	₱314,054	₱385,214
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization (Note 5)	1,377,508	660,465
Retirement expense (Note 11)	766,605	508,580
Write-off (Note 3)	43,247	101,527
Gain on reversal of liabilities (Note 15)	(68,160)	(8,319,898)
Provision for (reversal of) impairment of receivables (Note 3)	(343,370)	1,740,768
Unrealized foreign exchange losses	(761,165)	1,511,259
Reversal of warranty provision	(1,246,573)	–
Provision for warranty costs (Note 7)	–	3,876,223
Loss on disposal of property and equipment	–	5,895
Changes in operating assets and liabilities:
Decrease (increase) in:
Trade and other receivables	15,483,227	(24,544,794)
Inventories	1,487,349	(2,250,264)
Other current assets	(964,031)	921,455
Increase (decrease) in:
Trade and other payables	(12,127,385)	18,733,787
Income tax payable	(1,142,745)	1,135,147
Net cash generated from (used in) operating activities	2,818,561	(5,534,636)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property of equipment	–	5,409
Additions to property and equipment	(3,509,631)	(3,098,807)
Net cash used in investing activities	(3,509,631)	(3,093,398)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advances from related parties	12,942,962	15,792,244
Payments of advances from related parties	(11,039,497)	(9,320,621)
Proceeds from availment of notes payable (Note 8)	–	2,261,292
Payments of notes payable (Note 8)	(712,493)	(298,477)
Net cash from financing activities	1,190,972	8,434,438
NET INCREASE (DECREASE) IN CASH	499,902	(193,596)
CASH AT BEGINNING OF YEAR	36,538	230,134
CASH AT END OF YEAR	₱536,440	₱36,538
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest received	₱142,104	₱13,066
Income taxes paid (including creditable withholding taxes)	1,323,615	2,439,867
Interest paid	165,600	159,564

The accompanying notes are an integral part of the financial statements.

TAPSERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1.

Corporate Information and Status of Operation

TAPServices, Inc. (the Company) was incorporated and registered with the Philippine Securities and Exchange Commission (SEC) on March 24, 2009 with registered office and principal place of business at Unit E510 5th Floor, East Tower, PSE Center, Exchange Road Ortigas Center, Pasig City. The primary purpose of the Company is (a) to engage in the business of providing information, data, and communications technology services, (b) to supply and deal in all related products, including computer hardware, software and application products, and (c) to own, design, install, maintain, operate, integrate, sell, lease or otherwise deal in such systems, facilities, gateways, equipment, devices and terminals.

The Company has capital deficiency of ₱7.25 million and ₱17.00 million as at December 31, 2016 and 2015, respectively. This condition indicates a material uncertainty on the Company’s ability to continue as a going concern. The Company, however, is increasing its customer base to generate enough revenue to fund and sustain profitable operations. Moreover, the stockholders plan to increase the Company’s capitalization for the entrance of new investors to address the Company’s financial requirements. The financial statements have been prepared on the assumption that assets and liabilities will be realized and settled, respectively, in the normal course of business.

On August 17, 2016, the SEC approved the change in the Company’s registered office address from Unit E510 5th Floor, East Tower, PSE Center, Exchange Road Ortigas Center, Pasig City to Unit 24B, Summit One Office Tower, 530 Shaw Boulevard, Brgy. Highway Hills, Mandaluyong City.

The financial statements as of and for the years ended December 31, 2016 and 2015 were approved and authorized for issue by the Board of Directors (BOD) on April 6, 2017. Accordingly, subsequent events have been evaluated up to April 6, 2017, the date the financial statements were available to be issued.

2.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).

Functional Currency

The functional currency of the Company has been designated as the Philippine peso (₱).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates include, but are not limited to:

•

Estimating allowance for impairment of receivables;

•

Estimating useful lives of property and equipment

•

Estimating impairment of property and equipment;

•

Estimating warranty liability;

•

Estimating retirement benefit liability; and

•

Estimating realizability of deferred taxes.

Cash

Cash is composed of cash on hand and with banks.

Trade and Other Receivables

Receivables are recognized and carried at original invoice amount less allowance for doubtful accounts. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable based on an assessment of specific evidence indicating troubled collection, historical experience and prevailing economic conditions. Receivables are written off after all collection efforts have ceased.

Inventories

Inventories are valued at the lower of cost and market value. Cost for inventories is determined using the “first-in, first-out” method.

Other Current Assets

Creditable withholding taxes (CWTs), which are included in the “Other current assets” account in the statements of financial position, are amounts withheld from income subject to expanded withholding taxes. CWTs can be utilized as payment for income taxes provided that these are properly supported by certificates of creditable tax withheld at source subject to the rules on Philippine income taxation. CWTs which are expected to be utilized as payment for income taxes within twelve months are classified as current assets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization and allowance for impairment losses, if any. The initial cost of property and equipment comprises its purchase price, including import duties, nonrefundable purchase taxes and any directly attributable costs of bringing the property and equipment to its working condition and location for its intended use. Expenditures incurred after the property and equipment have been put into operations, such as repairs and maintenance and overhaul costs, are normally charged to expense in the period when the costs were incurred. In situations where it can be clearly demonstrated that the expenditures have resulted in an increase in the future economic benefits expected to be obtained from the use of an item of property and equipment beyond its originally assessed standard of performance, the expenditures are capitalized as additional costs of property and equipment.

Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is shorter. The estimated useful lives of the assets and terms of the lease are as follows:

Category	Number of Years
Building	5
Transportation equipment	3
Leasehold improvements	2
Office and computer equipment	3 to 5
Furniture and fixtures	3 to 5

When assets are retired or otherwise disposed of, both the cost and the related accumulated depreciation and amortization and any impairment in value are removed from the accounts. Any resulting gain or loss arising on the derecognition of asset is included in the statement of comprehensive income in the year the asset is derecognized.

Fully depreciated assets are retained as property and equipment until they are no longer in use.

Impairment of Long-lived Assets

Long-lived assets such as property and equipment are evaluated for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable over their estimated useful lives in accordance with the guidance provided for under Accounting Standard Codification (ASC) 360, Property, Plant and Equipment. In reviewing for impairment, the carrying value of the relevant assets is compared to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. When the estimated undiscounted future cash flows are less than their carrying amount, an impairment loss is recognized equal to the difference between the assets’ fair value and its carrying value. To determine fair value, the Company principally uses internal discounted cash flow estimates, but also uses quoted market prices when available and independent appraisals as appropriate to determine fair value. Cash flow estimates are derived from historical experience and internal business plans with an appropriate discount rate applied.

Retirement Benefits

The Company has an unfunded defined benefit retirement plan covering all regular and permanent employees. The Company’s retirement benefit plan is accounted for in accordance with ASC 715, Compensation - Retirement Benefits, which requires costs and the related obligations and assets arising from the retirement benefit plan to be accounted for based on actuarially-determined estimates. In accordance with ASC 715, the liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Actuarial gains or losses or prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees.

Capital Stock

Capital stock is measured at par value for all shares issued.

Deficit

Deficit are realized out of the normal and continuous operations of the business.

Revenue Recognition

Revenue is generally recognized when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, and collection of amounts billed is reasonably assured. The following specific recognition criteria must also be met before revenue is recognized:

Sale of Goods

Revenue from sale of goods is recognized when the title to the goods passes to the buyer which is usually manifested in the delivery of goods to the customers. The Company provides normal warranty provisions for general repairs for five years on all its products sold. A liability for potential warranty claims is recognized at the time the product is sold.

Service Income

Service income is recognized on an accrual basis, in accordance with the terms of the agreement.

Interest Income

Interest income from bank deposits is recognized as it accrues using the effective interest rate (EIR) method.

Other Income

Other income is recognized when there is an incidental economic benefit, other than the usual business operations, that will flow to the Company and that can be measured reliably. Gain on reversal of liabilities is recognized when the possibility of an outflow of economic resources is remote.

Cost and Expense Recognition

Cost and expenses are recognized to the extent that it is probable that a decrease in economic benefits related to a decrease in an asset or an increase in a liability has arisen and the amount of the cost and expense can be reliably measured.

Operating Leases

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessor. Lease payments are recognized as an expense in the statement of comprehensive income on a straight-line basis over the lease term.

Loss Contingencies

General

An estimated loss from a loss contingency is accrued by a charge to income if both of the following conditions are met:

a.

Information available before the financial statements are issued or are available to be issued indicates that it is probable that a liability had been incurred at the date of the financial statements; and

b.

The amount of loss can be reasonably estimated.

Warranty Liability

Liability for warranty-related costs is recognized when the product is sold. Initial recognition is based on historical experience. The initial estimate of warranty-related costs is revised annually.

A provision for maintenance warranties is recognized for expected warranty claims for general repairs and replacements on products sold during the year, based on past experience of the level of repairs and returns. It is expected that most of these costs will be incurred in the next financial year and all will have been incurred within five years after the reporting date. Assumptions used to calculate the provision for warranties were based on current sales levels and current information available about returns based on the five-year warranty period for all products sold.

Income Taxes

The Company accounts for corporate income taxes in accordance with ASC 740, Income Taxes, which requires an asset and liability approach in determining income tax liabilities. Under this approach, deferred income tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the temporary differences are expected to be recovered or settled. Deferred income tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some or all of the deferred income tax assets will not be realized.

Accounting for Uncertainty in Income Taxes

Uncertain income tax provision is accounted for under ASC 740 which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is more likely than not of being realized upon ultimate settlement.

Fair Value Measurement and Disclosures

The Company applies ASC 820, Fair Value Measurements and Disclosures, to determine the fair value of financial instruments measured at fair value.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or exit price. The principal or most advantageous market should be considered from the perspective of the reporting entity. ASC 820 requires that the Company reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

To increase consistency and enhance disclosure of the fair value of financial instruments, ASC 820 creates a fair value hierarchy to prioritize the inputs used to measure fair value into three categories. The level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement, where Level 1 is the highest and Level 3 is the lowest.

The three levels are defined as follows:

•

Level 1 - Quoted prices in active markets for identical assets or liabilities.

•

Level 2 - Quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 - Values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable and when determination of the fair value requires significant management judgment or estimation.

Fair Value Disclosures of Financial Instruments

The estimated fair value amounts of financial instruments have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The methods and assumptions are described in Note 17 to the financial statements.

New Accounting Pronouncements Not Yet Effective

Pronouncements issued but not yet effective and have not been adopted by the Company are listed below.

•

ASU 2014-09, Revenue from Contracts with Customers (Topic 606)

•

ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities

•

ASU 2016-02, Leases (Topic 842)

•

ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments

3.

Trade and Other Receivables

	2016	2015
Trade	₱11,062,515	₱25,473,405
Advances to officers and employees	1,108,472	3,422,654
	12,170,987	28,896,059
Less allowance for impairment losses	194,963	1,736,931
	₱11,976,024	₱27,159,128

Trade receivables are noninterest-bearing from various customers and generally on a 30-day term. Advances to officers are noninterest-bearing and are due and demandable. Advances to   employees are period advances and are paid through salary deduction. Unbilled services pertain to services already rendered but not yet billed to customers.

Movements in the allowance for impairment losses are as follows:

	2016		2015
	Trade	Officers and Employees	Total	Trade	Officers and Employees	Total
Balances at beginning of year	₱581,580	₱1,155,351	₱1,736,931	₱97,690	₱–	₱97,690
Provisions (see Note 14)	–	–	–	585,417	1,155,351	1,740,768
Reversal (see Note 15)	(343,370)	–	(343,370)	–	–	–
Write-off	(43,247)	(1,155,351)	(1,198,598)	(101,527)	–	(101,527)
Balances at end of year	₱194,963	₱–	₱194,963	₱581,580	₱1,155,351	₱1,736,931

4.

Other Current Assets

	2016	2015
Creditable withholding taxes (CWT)	₱870,766	₱–
Prepaid insurance	115,871	27,490
Security deposit (Note 12)	77,974	–
Prepaid expenses	54,641	112,171
Construction bond	–	15,560
	₱1,119,252	₱155,221

5.

Property and Equipment

	2016	2015
Building	₱3,000,000	₱–
Transportation equipment	2,148,453	2,135,643
Computer equipment	965,426	794,893
Leasehold improvements	526,091	526,091
Office equipment	476,729	189,674
Furniture and fixtures	437,889	398,656
	7,554,588	4,044,957
Less accumulated depreciation and amortization	2,833,537	1,456,029
	₱4,721,051	₱2,588,928

Total depreciation and amortization amounted to ₱1.38 million and ₱0.66 million in 2016 and 2015, respectively (see Notes 13 and 14). Transportation equipment with a carrying amount of ₱1.08 million and ₱1.79 million as of December 31, 2016 and 2015, respectively, was used as collateral for the long-term loans acquired in 2015 (see Note 8). No impairment loss was recognized in the statements of comprehensive income for the years ended December 31, 2016 and 2015.

6.

Trade and Other Payables

	2016	2015
Trade	₱389,621	₱11,197,432
Accrued expenses	5,797,441	4,712,668
Statutory payable	1,198,331	3,586,854
Advances from customers	1,016,030	1,177,272
Others	665,969	588,711
	₱9,067,392	₱21,262,937

Trade payables are noninterest-bearing and are normally settled on term ranging from 60 to 90 days. Advances from customers pertain to advance collections from customers for services not yet rendered. Accrued expenses mainly represent accrual for professional fees and other provisions. Statutory payable consist of taxes payable, SSS, Pag-ibig and Philhealth.

7.

Warranty Liability

Warranty provision pertains to warranty claims for general repairs and replacements on products sold at the time revenue is recognized. Initial recognition is based on management estimate. The initial estimate of warranty-related costs is revised annually. It is expected that these costs will be incurred within the five-year warranty period from the date of sale. Noncurrent portion of warranty provision due beyond twelve months after the reporting period are classified as noncurrent in the statements of financial position.

Warranty expense charged to current operations is nil and ₱3.88 million for the years ended December 31, 2016 and 2015, respectively (see Note 13).

Details of the warranty provision as of December 31 are as follows:

	2016	2015
Balances at beginning of year	₱3,876,223	₱–
Addition	–	3,876,223
Reversal	(1,246,573)	–
Balances at end of year	2,629,650	3,876,223
Less: Current portion	525,930	969,056
Noncurrent portion	₱2,103,720	₱2,907,167

8.

Notes Payable

a)

On April 15, 2015, the Company availed of a 3-year loan from Security Bank Corporation amounting to ₱1.32 million maturing on March 15, 2018. The loan is collateralized by transportation equipment with carrying value amounting to ₱0.65 million and ₱1.14 million as at December 31, 2016 and 2015, respectively, and bears annual interest of 8.46% based on outstanding balance. Loan payments related to principal amounted to ₱0.43 million and
₱0.30 million in 2016 and 2015, respectively.

b)

In November 2015, the Company availed of additional loan from Rizal Commercial Banking Corporation (RCBC) Savings Bank amounting to ₱0.95 million maturing on December 9, 2018. The loan is collateralized by another transportation equipment with carrying value amounting to ₱0.43 million and ₱0.65 million as at December 31, 2016 and 2015, respectively, and bears annual interest of 14% based on outstanding balance. The first monthly amortization pertaining to this loan is on January 9, 2016. Loan payments related to principal amounted to ₱0.28 million in 2016.

There were no debt covenants related to these loans. Interest expense recognized on these loans in the statements of comprehensive income amounted to ₱0.17 million and ₱0.09 million for the years ended December 31, 2016 and 2015, respectively.

Details of the maturity value of the loans payable at amortized cost as of December 31 are as follows:

	2016	2015
Within one year	₱778,894	₱675,388
More than one year but not more than five years	471,428	1,287,427
	₱1,250,322	₱1,962,815

9.

Advances from Related Parties

Related party relationship exist when one party has the ability to control, directly, or indirectly through one or more intermediaries, the other party or exercise significant influence over the other party in making financial and operating decisions. Such relationship also exists between and/or among entities, which are under common control with the reporting enterprises and its key management personnel, directors, or its shareholders. In considering each related party relationship, attention is directed to the substance of the relationship, and not merely the legal form.

The following balances resulted from transactions entered into with related parties:

Related party	Relationship	2016	2015
Value Exchange International (China), Ltd.	Under common control	₱5,685,093	₱10,466,489
Value Exchange International (Hong Kong), Ltd.	Under common control	5,004,511	8,062,380
Value Exchange International (Shang Hai), Ltd.	Under common control	342,063	171,076
Value E Consultant Int’l (M) Sdn. Bhd.	Under common control	6,178	–
		₱11,037,845	₱18,699,945

In the ordinary course of business, the Company has the following transactions with related parties:

a.

Short-term noninterest-bearing cash advances from Value Exchange International (China) Ltd. to finance its working capital requirements.

b.

Reimbursements for payments of various expenses on the Company’s behalf.

c.

Reimbursements for payments of purchased inventories on the Company’s behalf.

d.

In 2015, the Company availed of loan amounting to ₱6.45 million from Value Exchange International (China) Ltd. The loan bears annual interest of 10% based on unpaid balance. The loan was fully paid in 2015. Interest expense recognized amounted to ₱0.07 million in 2015.

e.

In 2015, the Company also received an amount from Value Exchange International (China) Ltd. amounting to ₱8.80 million ($200,000) which is intended for future stock subscription. As of December 31, 2015, the deposits amounted to ₱9.41 million and the number of shares to be issued is not yet finalized but the Company expects the issuance of stock to occur within the next 12 months. Accordingly, this is classified as current liability that is due and demandable.

Compensation of key management personnel for the years ended December 31, 2016 and 2015 follows:

	2016	2015
Salaries	₱6,344,314	₱4,206,308
Employee benefits	829,736	651,569
	₱7,174,050	₱4,857,877

10.

Capital Stock

The Company’s capital stock consists of the following:

	2016		2015
	Shares	Amount	Shares	Amount
Common stock - ₱100 par value
Authorized:	200,000	₱20,000,000	5,000	₱500,000
Issued:
Balances at beginning of year	1,250	125,000	1,250	125,000
Conversion of deposits for future stock subscription	88,044	8,804,400	–	–
Total shares issued and outstanding	89,294	₱8,929,400	1,250	₱125,000

On October 6, 2016, the SEC approved the Company’s application for increase in authorized capital stock from ₱500,000 divided into 5,000 shares with par value of ₱100 to ₱20,000,000 divided into 200,000 with a par value of ₱100.

The conversion to capital stock of the deposits for future stock subscription in 2016, at par value, is a noncash financing activity.

11.

Retirement Benefits

The Company has an unfunded defined benefit retirement plan covering all regular and permanent employees. The benefits are based on employees’ projected salaries and number of years of service with the Company. The plan provides for a lump sum benefit payment upon retirement. These benefits are unfunded.

Liabilities with regard to the retirement benefit are determined by actuarial valuation using the projected unit credit method. Current service costs for the retirement benefit are accrued in the year to which they relate.

The following tables summarize the components of retirement benefit liability and related amounts recognized in the balance sheets and statements of comprehensive income and “Accumulated other comprehensive loss” account in the statements of changes in capital deficiency.

The rollforward of present value of the defined benefit liability is as follows:

	2016	2015
Balances at beginning of year	₱2,244,731	₱1,745,247
Current service cost	611,355	383,960
Interest cost	109,767	78,362
Actuarial (gain) loss	(581,071)	37,162
Balances at end of year	₱2,384,782	₱2,244,731

The retirement benefit expense follows:

	2016	2015
Current service cost	₱611,355	₱383,960
Interest cost	109,767	78,362
Amortization of:
Prior service cost	43,283	43,283
Actuarial loss	2,200	2,975
	₱766,605	₱508,580

The other comprehensive loss (income) follows:

	2016	2015
Actuarial loss (gain)	(₱581,071)	₱37,162
Amortization of:
Prior service cost	(43,283)	(43,283)
Actuarial loss	(2,200)	(2,975)
	(₱626,554)	(₱9,096)

Unrecognized actuarial loss and unamortized prior service cost included under “Accumulated other comprehensive loss” account is as follows:

	2016	2015
Unrecognized prior service cost	₱995,517	₱1,038,800
Unrecognized actuarial loss	(297,211)	286,060
	₱698,306	₱1,324,860

The following are the movements in unrecognized prior service cost and unrecognized actuarial loss:

Unrecognized prior service cost:

	2016	2015
Balances at beginning of year	₱1,038,800	₱1,082,083
Amortization	(43,283)	(43,283)
Balances at end of year	₱995,517	₱1,038,800

Unrecognized actuarial loss:

	2016	2015
Balances at beginning of year	₱286,060	₱251,873
Actuarial loss	(581,071)	37,162
Amortization	(2,200)	(2,975)
Balances at end of year	(₱297,211)	₱286,060

The weighted average assumptions used in determining defined benefit liability are shown below.

	2016	2015
Discount rate	5.38%	4.89%
Future salary increase rate	3.00%	3.00%

The benefits expected to be paid in each of the next five fiscal years and in the aggregate for five fiscal years thereafter are as follows:

Benefit Payment
2017	₱–
2018	–
2019	310,462
2020	–
2021	–
Next 5 years	2,285,228

12.

Lease Agreements

Old Office

In 2012, the Company entered into a lease agreement for its office space for one year from July 16, 2012 to July 15, 2013 and has been renewed up to July 15, 2015. On February 2, 2016, the Company renewed its contract for another two years from July 16, 2015 to July 15, 2017.

New Office

On April 7, 2016, the Company entered into a new lease agreement with Facilities, Inc. for the lease of office space. The lease shall be for a period of one (1) year and renewable for another year. The security deposit required under the lease agreement amounted to ₱0.08 million as of December 31, 2016 (see Note 4).

Rent expense amounted to ₱0.76 million and ₱0.63 million in 2016 and 2015, respectively (see Notes 13 and 14). Lease commitment as of December 31, 2016 amounts to ₱430,865 payable within one year.

13.

Cost of Sales and Services

	2016	2015
Salaries and wages	₱15,489,648	₱11,899,403
Inventories	13,753,147	59,050,823
Computer supplies	2,433,115	1,467,667
Communication, light and power	868,289	813,559
Transportation and travel	822,045	992,133
Rental (see Note 12)	675,398	497,612
Depreciation and amortization (see Note 5)	532,331	268,448
Retirement expense (see Note 11)	519,464	52,563
Warranty expense (see Note 7)	–	3,876,223
Professional fees	–	487,392
Others	382,956	489,831
	₱35,476,393	₱79,895,654

14.

Operating Expenses

	2016	2015
Administration fees	₱2,255,000	₱2,706,000
Salaries and wages	2,205,310	1,886,123
Dues and subscriptions	1,104,773	147,306
Depreciation (see Note 5)	845,177	392,017
Taxes and licenses	502,572	3,331,655
Professional fees	446,749	2,796,092
Retirement expense (see Note 11)	247,141	456,017
Communication, light and power	135,550	185,315
Transportation and travel	125,970	174,255
Rental (see Note 12)	85,876	136,006
Office supplies	83,190	259,032
Provision for impairment of receivables (see Note 3)	–	1,740,768
Others	348,904	716,834
	₱8,386,212	₱14,927,420

15.

Other Income - Net

	2016	2015
Foreign exchange gains (losses) - net	₱761,165	(₱1,511,259)
Reversal of provision for impairment of receivables (Note 3)	343,370	–
Interest income	142,104	13,066
Gain on reversal of liabilities	68,160	8,319,898
Others	–	2,210
	₱1,314,799	₱6,823,915

16.

Income Taxes

The Company’s provision for income tax in 2016 and 2015 pertains to MCIT and regular corporate income tax, respectively.

The components of the Company’s net deferred income tax assets as of December 31, 2016 and 2015 are as follows:

	2016	2015
Recognized in profit or loss:
Net operating loss carryover (NOLCO)	₱2,208,366	₱–
Warranty liability	788,895	1,162,867
Retirement liability	505,943	275,961
Advances from customers	304,809	1,413,800
MCIT	180,870	–
Allowance for impairment losses	58,489	521,079
Unrealized foreign exchange gain	(₱228,350)	₱–
Unrealized foreign exchange losses	–	453,378
	3,819,022	3,827,085
Recognized in other comprehensive loss:
Retirement liability	209,492	397,458
	4,028,514	4,224,543
Less valuation allowance	4,028,514	4,224,543
	₱–	₱–

The following are the movements in NOLCO and MCIT:

NOLCO:

	2016	2015
Balances at beginning of year	₱–	₱6,383,141
Addition (application)	7,361,220	(6,383,141)
Balances at end of year	₱7,361,220	₱–

MCIT:

	2016	2015
Balances at beginning of year	₱–	₱51,906
Addition (application)	180,870	(51,906)
Balances at end of year	₱180,870	₱–

The reconciliation of the provision for income tax computed by applying the statutory tax rate of 30% to income tax before income (loss) with the provision for income tax as shown in statements of comprehensive income is summarized as follows:

	2016	2015
Income tax computed at statutory rate	₱148,477	₱1,188,068
Nondeductible expenses	41,424	1,113,480
Interest income subject to final tax	(968)	(3,920)
Changes in valuation allowance	(8,063)	1,277,386
	₱180,870	₱3,575,014

17.

Fair Value of Financial Instruments

Financial Assets and Liabilities

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash, Trade and Other Receivables, Trade and Other Payables and Advances from Related Parties

Because of their short-term maturities, the carrying amounts of cash, trade and other receivables, trade and other payables and advances from related parties approximate their fair values.

Long-term Notes Payable

The carrying amounts of long-term notes payable approximate their fair values because the interest rate that they carry approximate the interest rate for comparable instruments prevailing in the market.